

<ARTICLE>                       5
<LEGEND>
This schedule contains summary information extracted from the unaudited financial statements included in the registrant's Form 10-Q for the period ended June 30, 2000 and is qualified in its entirety by reference to such financial statements.

</LEGEND>
<CIK>                    0001052196
<NAME>                   DSET CORPORATION
<MULTIPLIER>                                    1,000
<CURRENCY>                                U.S. DOLLAR

<PERIOD-TYPE>                                   6-MOS
<FISCAL-YEAR-END>                         DEC-31-2000
<PERIOD-START>                            JAN-01-2000
<PERIOD-END>                              JUN-30-2000
<EXCHANGE-RATE>                                     1
<CASH>                                         11,045
<SECURITIES>                                   34,472
<RECEIVABLES>                                  20,540
<ALLOWANCES>                                   (1,298)
<INVENTORY>                                         0
<CURRENT-ASSETS>                               69,339
<PP&E>                                          6,614
<DEPRECIATION>                                 (2,143)
<TOTAL-ASSETS>                                 83,631
<CURRENT-LIABILITIES>                          12,887
<BONDS>                                             0
<PREFERRED-MANDATORY>                               0
<PREFERRED>                                         0
<COMMON>                                       49,561
<OTHER-SE>                                     68,787
<TOTAL-LIABILITY-AND-EQUITY>                   83,631
<SALES>                                        27,832
<TOTAL-REVENUES>                               27,832
<CGS>                                           6,486
<TOTAL-COSTS>                                  17,572
<OTHER-EXPENSES>                                    0
<LOSS-PROVISION>                                    0
<INTEREST-EXPENSE>                                 41
<INCOME-PRETAX>                                 4,659
<INCOME-TAX>                                    1,567
<INCOME-CONTINUING>                             3,092
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                    3,092
<EPS-BASIC>                                    0.28<F1>
<EPS-DILUTED>                                    0.26<F2>

<F1> This amount represents Basic Earnings per share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 -- "Earnings per share."

<F2> This amount represents Diluted Earnings per share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 -- "Earnings per share."
